Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Second Quarter Fiscal 2024
Results of Operations
Highlights
▪Korn Ferry reports Q2 FY'24 fee revenue of $704.0 million, a decrease of 3% (5% at constant currency) from Q2 FY'23.
▪Net loss attributable to Korn Ferry was $1.7 million in Q2FY'24, which includes a $52.8 million charge, net of tax, primarily relating to restructuring actions taken to realign our workforce due to the current challenging macroeconomic business environment, while diluted loss per share and adjusted diluted earnings per share were $0.04 and $0.97 in Q2 FY'24, respectively.
▪Operating income was $22.8 million (operating margin of 3.2%) and Adjusted EBITDA was $98.5 million (Adjusted EBITDA margin of 14.0%), in Q2 FY'24.
▪Continued fee revenue resilience in both Consulting and Digital, with each business reporting year-over-year growth of almost 3% in Q2 FY'24.
▪Strong new business wins in RPO totaling $141 million with $88 million in renewals and $53 million in new logos.
▪On December 5, 2023, the Company increased its regular quarterly cash dividend by 83% to $0.33 per share, which is payable on January 12, 2024 to stockholders of record on December 21, 2023.

Los Angeles, CA, December 6, 2023 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced second quarter fee revenue of $704.0 million. In addition, second quarter diluted loss per share was $0.04 and adjusted diluted earnings per share was $0.97. Diluted earnings per share includes a $52.8 million, or $1.01 per share, net of tax charge, primarily relating to restructuring actions taken to realign our workforce due to the current challenging macroeconomic business environment that is excluded from adjusted earnings per share.
“During the fiscal second quarter we generated $704 million in fee revenue, down 3% year-over-year. Despite a persistent, uneven economic environment, earnings and profitability held steady sequentially as we delivered $99 million of Adjusted EBITDA, at a 14% margin,” said Gary D. Burnison, CEO, Korn Ferry.
“I’m very proud of our organization and how we continue to develop increasingly relevant solutions in a rapidly changing world. In particular, our Consulting and Digital businesses now generate almost 40% of our top line, with Digital achieving all-time record revenue at constant currency during the quarter. Throughout history, change is a catalyst for opportunity. It’s times like these when great companies make their best moves – and Korn Ferry is a great company.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$704.0	$727.8	$1,403.2	$1,423.8
Total revenue	$712.4	$735.7	$1,418.7	$1,438.9
Operating income	$22.8	$119.6	$79.6	$231.2
Operating margin	3.2%	16.4%	5.7%	16.2%
Net (loss) income attributable to Korn Ferry	$(1.7)	$73.5	$44.9	$150.8
Basic (loss) earnings per share	$(0.04)	$1.39	$0.86	$2.85
Diluted (loss) earnings per share	$(0.04)	$1.38	$0.86	$2.83

Adjusted Results (b):	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$98.5	$131.1	$194.2	$263.3
Adjusted EBITDA margin	14.0%	18.0%	13.8%	18.5%
Adjusted net income attributable to Korn Ferry	$51.0	$76.1	$102.5	$156.1
Adjusted basic earnings per share	$0.98	$1.44	$1.97	$2.95
Adjusted diluted earnings per share	$0.97	$1.43	$1.96	$2.93
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Integration/acquisition costs	$5.0	$3.4	$9.2	$7.0
Impairment of fixed assets	$1.5	$—	$1.6	$—
Impairment of right of use assets	$—	$—	$1.6	$—
Restructuring charges, net	$63.5	$—	$63.9	$—
The Company reported fee revenue in Q2 FY'24 of $704.0 million, a year-over-year decrease of 3% (down 5% on a constant currency basis). Fee revenue decreased primarily due to decreases in our permanent placement talent acquisition offerings, which includes Executive Search, Professional Search Permanent Placement and RPO, due to a decline in demand driven by global economic and other factors. This was partially offset by increases in the Interim portion of Professional Search & Interim, resulting from the acquisition of Salo ('the acquisition") which was effective February 1, 2023, and increases in fee revenue in Consulting and Digital.
Operating margin was 3.2% in Q2 FY'24, compared to 16.4% in the year-ago quarter. Adjusted EBITDA margin was 14.0% in Q2 FY'24, compared to 18.0% in the year-ago quarter. Net loss attributable to Korn Ferry was $1.7 million in Q2 FY'24, compared to net income attributable to Korn Ferry of $73.5 million in Q2 FY'23 and Adjusted EBITDA was $98.5 million in Q2 FY'24 compared to $131.1 million in Q2 FY'23.
Operating income decreased primarily due to 1) restructuring charges, net recorded in Q2 FY'24 in order to align our workforce to eliminate excess capacity resulting from the challenging macroeconomic business environment, 2) the decrease in fee revenue discussed above, and 3) higher cost of services expense associated with the recently acquired Interim businesses, partially offset by a decrease in compensation and benefits expense driven by reduced headcount and other cost control measures. Net income attributable to Korn Ferry decreased due to the same factors discussed above, partially offset by lower income tax provision.
Adjusted EBITDA decreased due to the same factors discussed above, with the exception of restructuring charges.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$177.8	$173.1	$345.9	$339.6
Total revenue	$181.0	$175.8	$351.7	$344.6

Ending number of consultants and execution staff (b)	1,780	1,899	1,780	1,899
Hours worked in thousands (c)	431	467	858	926
Average bill rate (d)	$413	$371	$403	$367

Adjusted Results (e):	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$28.9	$31.1	$54.1	$60.6
Adjusted EBITDA margin	16.3%	18.0%	15.6%	17.9%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of right of use assets	$—	$—	$0.6	$—
Restructuring charges, net	$17.6	$—	$17.8	$—
Fee revenue was $177.8 million in Q2 FY'24 compared to $173.1 million in Q2 FY'23, an increase of $4.7 million or 3% (up 1% on a constant currency basis). The increase in Consulting fee revenue was driven by growth in our organizational strategy and assessment & succession solutions.
Adjusted EBITDA was $28.9 million in Q2 FY'24 with an Adjusted EBITDA margin of 16.3% compared to Adjusted EBITDA of $31.1 million with an Adjusted EBITDA margin of 18.0%, in the year-ago quarter. This decrease in Adjusted EBITDA resulted primarily from increases in compensation and benefits expense and cost of services, partially offset by an increase in Consulting fee revenue.

Selected Digital Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$97.1	$94.3	$185.1	$178.1
Total revenue	$97.2	$94.6	$185.2	$178.4

Ending number of consultants	284	365	284	365
Subscription & License fee revenue	$32.4	$28.9	$64.9	$58.5

Adjusted Results (b):	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$29.0	$27.5	$53.3	$51.7
Adjusted EBITDA margin	29.9%	29.2%	28.8%	29.0%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$1.5	$—	$1.5	$—
Restructuring charges, net	$8.9	$—	$8.9	$—
Fee revenue was $97.1 million in Q2 FY'24 compared to $94.3 million in Q2 FY'23, an increase of $2.8 million or 3% (up 1% on a constant currency basis). The increase was driven by increases in total rewards, organizational strategy and sales effectiveness offerings.
Adjusted EBITDA was $29.0 million in Q2 FY'24 with an Adjusted EBITDA margin of 29.9% compared to $27.5 million and 29.2%, respectively, in the year-ago quarter.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$203.0	$218.4	$408.2	$451.1
Total revenue	$204.8	$220.4	$412.4	$454.9

Ending number of consultants	586	621	586	621
Average number of consultants	599	620	594	604
Engagements billed	3,488	4,054	5,555	6,386
New engagements (c)	1,479	1,637	2,982	3,319

Adjusted Results (d):	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$39.7	$54.5	$82.2	$116.7
Adjusted EBITDA margin	19.6%	25.0%	20.1%	25.9%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$—	$0.1	$—
Impairment of right of use assets	$—	$—	$0.9	$—
Restructuring charges, net	$25.7	$—	$25.9	$—
Fee revenue was $203.0 million and $218.4 million in Q2 FY'24 and Q2 FY'23, respectively, a year-over-year decrease of $15.4 million or 7% (down 9% on a constant currency basis). The decrease in fee revenue was primarily driven by a decline in executive search activity, resulting from the uncertain and challenging economic environment.
Adjusted EBITDA was $39.7 million in Q2 FY'24 with an Adjusted EBITDA margin of 19.6% compared to Adjusted EBITDA of $54.5 million and an Adjusted EBITDA margin of 25.0%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decrease in fee revenue discussed above.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$138.4	$134.7	$280.6	$233.7
Total revenue	$139.5	$135.8	$282.5	$235.8

Permanent Placement:
Fee revenue	$56.5	$79.5	$114.8	$153.6
Engagements billed (b)	2,018	3,006	3,455	4,709
New engagements (c)	1,184	1,816	2,419	3,662
Ending number of consultants (d)	383	527	383	527
Interim:
Fee revenue	$81.9	$55.3	$165.8	$80.1
Average bill rate (e)	$126	$107	$124	$111
Average weekly billable consultants (f)	1,336	1,111	1,387	787

Adjusted Results (g):	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$25.6	$32.5	$50.0	$61.6
Adjusted EBITDA margin	18.5%	24.1%	17.8%	26.4%
_____________________
(a)Numbers may not total due to rounding.
(b)Represents engagements billed for professional search.
(c)Represents new engagements opened for professional search in the respective period.
(d)Represents number of employees originating professional search.
(e)Fee revenue from interim divided by the number of hours worked by consultants.
(f)The number of billable consultants based on a weekly average in the respective period.
(g)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Integration/acquisition costs	$4.9	$2.5	$8.9	$5.0
Restructuring charges, net	$3.8	$—	$3.8	$—
Fee revenue was $138.4 million in Q2 FY'24, an increase of $3.7 million or 3% (up 2% on a constant currency basis) compared to the year-ago quarter. The increase in fee revenue was mainly driven by additional fee revenue from the acquisition, partially offset by a decrease in permanent placement fee revenue.
Adjusted EBITDA was $25.6 million in Q2 FY'24 with an Adjusted EBITDA margin of 18.5% compared to $32.5 million and 24.1%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to a change in the revenue mix, with increases in fee revenue from the acquisition, partially offset by the decreases in permanent placement fee revenue.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$87.7	$107.3	$183.4	$221.2
Total revenue	$90.1	$109.1	$186.9	$225.2

Remaining revenue under contract (b)	$680.5	$922.8	$680.5	$922.8
RPO new business (c)	$140.9	$290.3	$189.1	$438.7

Adjusted Results (d):	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$8.9	$16.0	$19.3	$33.7
Adjusted EBITDA margin	10.1%	14.9%	10.5%	15.2%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of right of use assets	$—	$—	$0.1	$—
Restructuring charges, net	$7.2	$—	$7.2	$—
Fee revenue was $87.7 million in Q2 FY'24, a decrease of $19.6 million or 18% (down 20% on a constant currency basis) compared to the year-ago quarter. RPO fee revenue decreased due to reduced demand for the number of placements being requested by existing clients as a result of the challenging economic environment.
Adjusted EBITDA was $8.9 million in Q2 FY'24 with an Adjusted EBITDA margin of 10.1% compared to $16.0 million and 14.9%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decline in demand and fee revenue driven by global economic factors, partially offset by a decrease in compensation and benefit expenses due in large part to a decrease in the average headcount compared to the year-ago quarter.

Outlook
Assuming no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:
▪Q3 FY’24 fee revenue is expected to be in the range of $645 million and $665 million; and
▪Q3 FY’24 diluted earnings per share is expected to range between $0.87 to $0.95.
On a consolidated adjusted basis:
▪Q3 FY’24 adjusted diluted earnings per share is expected to be in the range from $0.96 to $1.02.

	Q3 FY’24 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$0.87	$0.95
Integration/acquisition and restructuring charges	0.13	0.09
Tax Rate Impact	(0.04)	(0.02)
Consolidated adjusted diluted earnings per share(1)	$0.96	$1.02
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected demand for and relevance of our products and services, our workforce reduction plan, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, interest rates, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governance matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, including Salo, resulting organizational changes, our indebtedness, those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets primarily due to software impairment charge in our Digital segment, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices and 4) Restructuring charges, net to align workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic and geopolitical uncertainty. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022

	(unaudited)
Fee revenue	$704,003	$727,849	$1,403,192	$1,423,752
Reimbursed out-of-pocket engagement expenses	8,444	7,870	15,517	15,115
Total revenue	712,447	735,719	1,418,709	1,438,867

Compensation and benefits	453,859	464,766	933,740	930,392
General and administrative expenses	65,737	65,086	131,654	129,543
Reimbursed expenses	8,444	7,870	15,517	15,115
Cost of services	78,512	61,257	155,702	99,249
Depreciation and amortization	19,554	17,093	38,566	33,322
Restructuring charges, net	63,525	—	63,946	—
Total operating expenses	689,631	616,072	1,339,125	1,207,621

Operating income	22,816	119,647	79,584	231,246
Other loss, net	(13,835)	(9,048)	(258)	(8,273)
Interest expense, net	(6,596)	(7,098)	(11,336)	(14,710)
Income before provision for income taxes	2,385	103,501	67,990	208,263
Income tax provision	2,341	28,886	20,761	55,112
Net income	44	74,615	47,229	153,151
Net income attributable to noncontrolling interest	(1,755)	(1,074)	(2,335)	(2,363)
Net (loss) income attributable to Korn Ferry	$(1,711)	$73,541	$44,894	$150,788

(Loss) earnings per common share attributable to Korn Ferry:
Basic	$(0.04)	$1.39	$0.86	$2.85
Diluted	$(0.04)	$1.38	$0.86	$2.83

Weighted-average common shares outstanding:
Basic	51,328	51,868	51,131	51,820
Diluted	51,328	52,005	51,401	52,143

Cash dividends declared per share:	$0.18	$0.15	$0.36	$0.30

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended October 31,			Six Months Ended October 31,
	2023	2022	% Change	2023	2022	% Change
Fee revenue:
Consulting	$177,795	$173,092	2.7%	$345,883	$339,576	1.9%
Digital	97,092	94,329	2.9%	185,078	178,090	3.9%
Executive Search:
North America	132,512	142,485	(7.0)%	260,010	294,029	(11.6%)
EMEA	43,098	44,645	(3.5)%	89,874	91,701	(2.0%)
Asia Pacific	19,304	23,408	(17.5)%	43,843	49,789	(11.9%)
Latin America	8,079	7,821	3.3%	14,500	15,629	(7.2%)
Total Executive Search (a)	202,993	218,359	(7.0)%	408,227	451,148	(9.5%)
Professional Search & Interim	138,384	134,743	2.7%	280,563	233,690	20.1%
RPO	87,739	107,326	(18.3)%	183,441	221,248	(17.1%)
Total fee revenue	704,003	727,849	(3.3)%	1,403,192	1,423,752	(1.4%)
Reimbursed out-of-pocket engagement expenses	8,444	7,870	7.3%	15,517	15,115	2.7%
Total revenue	$712,447	$735,719	(3.2)%	$1,418,709	$1,438,867	(1.4%)
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	October 31, 2023	April 30, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$620,836	$844,024
Marketable securities	26,149	44,837
Receivables due from clients, net of allowance for doubtful accounts of $47,574 and $44,377 at October 31, 2023 and April 30, 2023, respectively	592,208	569,601
Income taxes and other receivables	66,073	67,512
Unearned compensation	62,533	63,476
Prepaid expenses and other assets	53,741	49,219
Total current assets	1,421,540	1,638,669

Marketable securities, non-current	196,860	179,040
Property and equipment, net	165,815	161,876
Operating lease right-of-use assets, net	122,621	142,690
Cash surrender value of company-owned life insurance policies, net of loans	202,094	197,998
Deferred income taxes	101,099	102,057
Goodwill	907,563	909,491
Intangible assets, net	101,423	114,426
Unearned compensation, non-current	119,357	103,607
Investments and other assets	22,589	24,590
Total assets	$3,360,961	$3,574,444

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$46,375	$53,386
Income taxes payable	19,446	19,969
Compensation and benefits payable	327,129	532,934
Operating lease liability, current	42,774	45,821
Other accrued liabilities	328,395	324,150
Total current liabilities	764,119	976,260

Deferred compensation and other retirement plans	406,220	396,534
Operating lease liability, non-current	100,321	119,220
Long-term debt	396,565	396,194
Deferred tax liabilities	6,629	5,352
Other liabilities	26,607	27,879
Total liabilities	1,700,461	1,921,439

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 77,505 and 76,693 shares issued and 52,656 and 52,269 shares outstanding at October 31, 2023 and April 30, 2023, respectively	435,340	429,754
Retained earnings	1,336,686	1,311,081
Accumulated other comprehensive loss, net	(115,873)	(92,764)
Total Korn Ferry stockholders' equity	1,656,153	1,648,071
Noncontrolling interest	4,347	4,934
Total stockholders' equity	1,660,500	1,653,005
Total liabilities and stockholders' equity	$3,360,961	$3,574,444

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2023	2022	2023	2022

Net (loss) income attributable to Korn Ferry	$(1,711)	$73,541	$44,894	$150,788
Net income attributable to non-controlling interest	1,755	1,074	2,335	2,363
Net income	44	74,615	47,229	153,151
Income tax provision	2,341	28,886	20,761	55,112
Income before provision for income taxes	2,385	103,501	67,990	208,263
Other loss, net	13,835	9,048	258	8,273
Interest expense, net	6,596	7,098	11,336	14,710
Operating income	22,816	119,647	79,584	231,246
Depreciation and amortization	19,554	17,093	38,566	33,322
Other loss, net	(13,835)	(9,048)	(258)	(8,273)
Integration/acquisition costs (1)	5,030	3,411	9,158	7,016
Impairment of fixed assets (2)	1,452	—	1,575	—
Impairment of right of use assets (3)	—	—	1,629	—
Restructuring charges, net (4)	63,525	—	63,946	—
Adjusted EBITDA	$98,542	$131,103	$194,200	$263,311

Operating margin	3.2%	16.4%	5.7%	16.2%
Depreciation and amortization	2.8%	2.3%	2.7%	2.4%
Other loss, net	(1.9)%	(1.2)%	0.0%	(0.6)%
Integration/acquisition costs (1)	0.7%	0.5%	0.7%	0.5%
Impairment of fixed assets (2)	0.2%	—%	0.1%	—%
Impairment of right of use assets (3)	—%	—%	0.1%	—%
Restructuring charges, net (4)	9.0%	—%	4.5%	—%
Adjusted EBITDA margin	14.0%	18.0%	13.8%	18.5%

Net (loss) income attributable to Korn Ferry	$(1,711)	$73,541	$44,894	$150,788
Integration/acquisition costs (1)	5,030	3,411	9,158	7,016
Impairment of fixed assets (2)	1,452	—	1,575	—
Impairment of right of use assets (3)	—	—	1,629	—
Restructuring charges, net (4)	63,525	—	63,946	—
Tax effect on the adjusted items (5)	(17,252)	(812)	(18,671)	(1,705)
Adjusted net income attributable to Korn Ferry	$51,044	$76,140	$102,531	$156,099

Basic (loss) earnings per common share	$(0.04)	$1.39	$0.86	$2.85
Integration/acquisition costs (1)	0.10	0.07	0.18	0.13
Impairment of fixed assets (2)	0.03	—	0.03	—
Impairment of right of use assets (3)	—	—	0.03	—
Restructuring charges, net (4)	1.24	—	1.24	—
Tax effect on the adjusted items (5)	(0.35)	(0.02)	(0.37)	(0.03)
Adjusted basic earnings per share	$0.98	$1.44	$1.97	$2.95

Diluted (loss) earnings per common share	$(0.04)	$1.38	$0.86	$2.83
Integration/acquisition costs (1)	0.10	0.07	0.18	0.13
Impairment of fixed assets (2)	0.03	—	0.03	—
Impairment of right of use assets (3)	—	—	0.03	—
Restructuring charges, net (4)	1.23	—	1.23	—
Tax effect on the adjusted items (5)	(0.35)	(0.02)	(0.37)	(0.03)
Adjusted diluted earnings per share	$0.97	$1.43	$1.96	$2.93
Explanation of Non-GAAP Adjustments
(1)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from the challenging macroeconomic business environment.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended October 31,
	2023				2022
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$177,795	$180,953	$28,928	16.3%	$173,092	$175,845	$31,089	18.0%
Digital	97,092	97,157	28,983	29.9%	94,329	94,577	27,524	29.2%
Executive Search:
North America	132,512	133,933	29,436	22.2%	142,485	144,147	37,969	26.6%
EMEA	43,098	43,315	5,619	13.0%	44,645	44,919	8,081	18.1%
Asia Pacific	19,304	19,460	3,875	20.1%	23,408	23,523	5,834	24.9%
Latin America	8,079	8,085	805	10.0%	7,821	7,822	2,607	33.3%
Total Executive Search	202,993	204,793	39,735	19.6%	218,359	220,411	54,491	25.0%
Professional Search & Interim	138,384	139,455	25,622	18.5%	134,743	135,762	32,457	24.1%
RPO	87,739	90,089	8,855	10.1%	107,326	109,124	16,004	14.9%
Corporate	—	—	(33,581)		—	—	(30,462)
Consolidated	$704,003	$712,447	$98,542	14.0%	$727,849	$735,719	$131,103	18.0%

	Six Months Ended October 31,
	2023				2022
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$345,883	$351,746	$54,108	15.6%	$339,576	$344,580	$60,639	17.9%
Digital	185,078	185,169	53,308	28.8%	178,090	178,392	51,702	29.0%
Executive Search:
North America	260,010	263,346	58,192	22.4%	294,029	297,031	81,718	27.8%
EMEA	89,874	90,450	11,257	12.5%	91,701	92,248	16,596	18.1%
Asia Pacific	43,843	44,070	10,190	23.2%	49,789	49,975	13,185	26.5%
Latin America	14,500	14,507	2,546	17.6%	15,629	15,631	5,224	33.4%
Total Executive Search	408,227	412,373	82,185	20.1%	451,148	454,885	116,723	25.9%
Professional Search & Interim	280,563	282,524	49,951	17.8%	233,690	235,814	61,618	26.4%
RPO	183,441	186,897	19,326	10.5%	221,248	225,196	33,713	15.2%
Corporate	—	—	(64,678)		—	—	(61,084)
Consolidated	$1,403,192	$1,418,709	$194,200	13.8%	$1,423,752	$1,438,867	$263,311	18.5%